Exhibit 10.34

[DATE]

[NAME AND ADDRESS OF SERIES F PREFERRED SHAREHOLDER]

VIA ELECTRONIC MAIL

Re:  Agreement to Convert  – Debentures
Dear ________:

Reference is made to that certain Securities Exchange Agreement, dated February 19, 2016 (the "Securities Exchange Agreement"), entered into by and among ActiveCare Inc. (the "Company") and the holders of the Company's Series F Convertible Preferred Stock (the "Series F Holders"); and those certain Convertible Debentures dated February 19, 2016 (each a "Debenture" and, together, the "Debentures") and Common Stock Purchase Warrants issued in connection therewith (the "Series F Warrants" and, together with the Securities Exchange Agreement and Debentures, the "Exchange Documents"). You are being sent this letter as you are currently the holder of a Debenture issued by the Company pursuant to which you are owed remaining principal of $______ ("Principal Amount"), along with accrued interest of $____ through October 31, 2016 (the "Interest Amount" and, together with the Principal Amount, the "Debenture Obligation").  As an incentive to the requested conversion as set forth below, the Company has agreed increase the Debenture Obligation by the sum of $_________ (the "Incentive Amount" and together with the Debenture Obligation, the "Total Debenture Obligation").

Our Current Financing

As you may be aware, the Company is currently in the process of pursuing a public offering of its securities to raise up to $17,500,000 and list its securities onto the NASDAQ (the "Offering").  The Company has filed a registration statement on Form S-1 related to the Offering which is being led by Joseph Gunnar & Co (the "Underwriter"). The Company believes that attaining and maintaining the listing of our Common Stock on NASDAQ is in the best interests of our Company and its stockholders, because if listed on NASDAQ, the Company believes that the liquidity in the trading of its Common Stock could be significantly enhanced, which could result in an increase in the trading price and may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. The Company is therefore contacting you and other holders of debt and preferred stock, to request holders to convert their holdings into Common Stock.

What We Need From You
By executing and delivering this letter, you will hereby agree to automatically convert upon closing of the Offering (the "Automatic Conversion"), the Total Debenture Obligation into restricted shares of Common Stock and Warrants to purchase Common Stock at an exercise price equal to the exercise price of the Warrants registered in the Offering ("Conversion Warrants") at a conversion price equal to the combined price per share and warrant paid by investors in the Offering (the "Conversion Price") By way of example, in the event the Total Debenture Obligation is $500,000 and the Conversion Price is $15.00, then the terms of the Automatic Conversion shall result in the issuance of 33,333 shares of Common Stock and Conversion Warrants to purchase 33,333 shares of Common Stock to you.   The terms of the Conversion Warrants will be substantially similar to the Warrants being included in the Offering, except such Conversion Warrants will be a restricted security and will not trade on NASDAQ.  Upon the triggering of Automatic Conversion, the Company shall send you prompt written notice (the "Automatic Conversion Notice") specifying the Conversion Price and date upon which such conversion was effective (the "Effective Date") and the number of shares of Common Stock and Conversion Warrants to be issued to you upon conversion.  The Automatic Conversion Notice will also contain instructions on surrendering to the Company your original Debenture; provided, however, the Automatic Conversion shall be effective on the Effective Date whether or not you surrender the Debenture, which shall be null and void on the Effective Date.

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

In connection with the Automatic Conversion, you will need to execute and deliver, as a condition to the Company's issuance and delivery of the shares of Common Stock and Conversion Warrants underlying the Automatic Conversion, a lock-up agreement prohibiting the sale or other transfer of all of the securities that you own in the Company, including but not limited to the Conversion Warrants and New Series F Warrants (as defined below) for a period of 6 months beginning on the Effective Date, in form and substance reasonably required by the Underwriter.  The foregoing lock up letter will be delivered to you shortly and you will need to return such lock up letter prior to the Effective Date (such lock up letter will include language that it will be null and void in the event the Offering is not consummated on or before February 15, 2017).

Additionally, in order to meet the NASDAQ listing requirements, among other things, the Company is diligently working to eliminate liabilities from its balance sheet. Accordingly, upon triggering the Automatic Conversion, your Series F Warrants will be terminated and will be of no further force and effect.  In consideration of such termination, you will be issued new warrants (the "New Series F Warrants") to purchase an identical number of shares of Common Stock of the Company at an exercise price equal to the Conversion Price, substantially in the form attached hereto as Exhibit A.  Specifically, the New Series F Warrants will, among other things, eliminate Section 3(b) of the Series F Warrants in order to eliminate the derivative liability caused by such provision.

By your agreement and acknowledgment below, this Letter Agreement shall serve as written confirmation that:

(a) You agree to the terms of the Automatic Conversion.

(b) Once we receive your old Series F Warrants, we will issue and deliver to you the New Series F Warrants, however, irrespective of receiving the old Series F Warrants, your Series F Warrants shall be terminated upon the date of the Automatic Conversion, and the New Series F Warrants shall be deemed issued as described herein irrespective of your physical receipt of same.

(c) You acknowledge and agree that upon the Automatic Conversion the Notes and old series F warrants shall be cancelled.

By signing below, this Letter Agreement shall serve as written confirmation that you have reviewed this Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Automatic Conversion as described herein.  Upon the Effective Date of such conversion, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Exchange Documents.  Notwithstanding anything contained herein, in the event the Offering is not consummated on or before February 15, 2017, this Letter Agreement will terminate and shall be of no further force and effect.

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement.  In addition, you hereby represent that you meet the requirements of at least one of the suitability standards for an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended and that you have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary in connection with the matters set forth in this Letter Agreement including, without limitation, information concerning the financial condition, results of operations, capitalization and business of the Company deemed relevant by you  or your advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to your full satisfaction.  Specifically, you acknowledge having been provided with and have reviewed Exhibit B hereto, which is a pro-forma capitalization table of the Company reflecting the effect of, among other things, the various debt and preferred stock conversions that the Company is currently seeking to obtain, the issuance of Series G Preferred Stock to certain affiliates of the Company and the securities to be issued in the Offering.  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles.  This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.  In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This letter evidences waiver by the undersigned with respect to any and all defaults or events of default by the Company with respect to any failure by the Company to comply with any covenants contained in the Exchange Documents.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

***REMAINDER OF PAGE INTENTIONALLY LEFT BLANK***

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,
ACTIVECARE, INC.

By: ___________________________
Name: Jeffrey Peterson
Title: Chief Executive Officer

Date:   _________________

ACCEPTED AND AGREED:

ALPHA CAPITAL ANSTALT

___________________________
Name:
Title:
Date: _____________________

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

EXHIBIT A
NEW SERIES F WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase ___________shares of Common Stock of ActiveCare, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No.              Issue Date: ____2017

ACTIVECARE, INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, ________________, with an address at _________________________________________, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.D.T. on the five (5) year anniversary of the Issue Date (the "Expiration Date"), up to __________ fully paid and non-assessable shares of the Company's common stock, par value $0.001 per share (the "Common Stock") at a per share purchase price of $_____. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants.

This Warrant was issued pursuant to, and is subject to, the terms of the Letter Agreement, dated as of _______________, 2017, and replaces that certain warrant issued to the Holder on ___________, 2017 pursuant to the terms of that certain Securities Exchange Agreement, dated February 19, 2016 (the "Securities Exchange Agreement"), entered into by and among the Company and the holders of the Company's Series F Convertible Preferred Stock (the "Series F Holders").

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)	The term "Company" shall mean ActiveCare, Inc., a Delaware corporation.

(b) The term "Common Stock" includes (i) the Company's Common Stock, $0.001 par value per share and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 hereof or otherwise.

(d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 hereof or upon exercise of this Warrant in part in accordance with Section 1.3 hereof, shares of Common Stock of the Company, subject to adjustment pursuant to Section 3 hereof.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and delivered within two (2) business days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2 hereof, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, upon the written request of the Holder, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

1.4. Fair Market Value. For purposes of this Warrant, the Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a) If the Company's Common Stock is traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE AMEX Equities, then the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Determination Date;

(b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE AMEX Equities, but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, then the average of the closing bid and ask prices reported for the five (5) trading days immediately prior to (but not including) the Determination Date;

(c) Except as provided in clause (d) below and Section 3.1 hereof, if the Company's Common Stock is not publicly traded, then as the Holder and the Company shall mutually agree, or in the absence of such an agreement after good faith efforts of the Company and the Holder to reach an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the purchase price listed in the Subscription Form is received as specified in Section 2 hereof, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part and the payment is made, and in any event within five (5) business days thereafter ("Warrant Share Delivery Date"), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of, and delivered to, the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 hereof or otherwise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered. The Company shall promptly pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a written notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

1.7. Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant, and the Holder or a broker on the Holder's behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For purposes of illustration, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, which shall include evidence of the price at which such Holder had to purchase the Common Stock in an open-market transaction or otherwise.

2. Payment of Purchase Price; Cashless Exercise.

(a) Payment upon exercise may be made at the written option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, in each case accompanied by delivery of a properly endorsed Subscription Form, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the Holder.

(b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder, eligible at any time, may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 13 hereof, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
          A

Where X= the number of shares of Common Stock to be issued to the Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)
A=	Fair Market Value
B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value (as defined herein). For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. "Black-Scholes Value" shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the Volume Weighted Average Price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

3.2. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3 hereof, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 5 hereof.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants or in the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent (as defined herein) of the Company (appointed pursuant to Section 10 hereof). Holder will be entitled to the benefit of the adjustment regardless of the giving of such notice. The timely giving of such notice to Holder is a material obligation of the Company.

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days' prior notice from the Holder to the Company to increase such percentage.

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

 10. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1 hereof, exchanging this Warrant pursuant to Section 8 hereof, and replacing this Warrant pursuant to Section 8 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to ActiveCare, Inc., , Attn: Jeffrey Peterson, with a copy by fax only to (which shall not constitute notice) Lucosky Brookman LLP, 101 Wood Avenue South, 5th Floor, Iselin, NJ 08830, Attn: Joseph M. Lucosky, Esq., facsimile: (732) 395-4401, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant.

13. Law Governing This Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws or of any other State. Any action brought by either party hereto against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and the Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to, such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant or any other transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[-Signature Page Follows-]

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

ACTIVECARE, INC.

By:
Name:	Jeffrey Peterson
Title:	Chief Executive Officer

Exhibit A
FORM OF EXERCISE
(to be signed only on exercise of Warrant)

TO: ACTIVECARE, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or
___	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $______. Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States; and/or
___
the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___
the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

After application of the cashless exercise feature as described above, _____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________, whose address is ___________________________ __________________________________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of ACTIVECARE, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of ACTIVECARE, INC., with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: __________________, _______
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com